Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 334, California Trust 200, Florida Trust 121, New Jersey Trust 162 and Pennsylvania Trust 123:

We consent to the use of our report dated December 5, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
December 5, 2002